                                                                  Exhibit 11.1


                 JACK CARL/312-FUTURES, INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
        AS RESTATED FOR THE ONE-FOR-FOUR REVERSE SPLIT OF COMMON STOCK


                          Three Months Ended            Six Months Ended
                             December 31,                  December 31,
                        ------------------------     ------------------------
                           1995           1994          1995           1994
                           ----           ----          ----           ----
PRIMARY
-------

EARNINGS (LOSS)

Net income (loss)       $(307,600)     $310,300      $(362,300)     $575,100

Deduct assumed
dividends on Class A
preferred stock           (10,000)      (10,000)       (20,000)      (20,000)
                        ---------      --------      ---------      --------

Net income (loss)
applicable to
common stock            $(317,200)     $300,300      $(382,300)     $555,100
                        =========      ========      =========      ========

SHARES

Weighted average
number of common
shares outstanding     33,728,188    33,625,557     33,734,183    27,704,273
                       ==========    ==========     ==========    ==========

Primary earnings (loss)
  per common share:

Net income (loss)         $  (.01)      $   .01        $  (.01)       $  .02
                          =======       =======        =======        ======

                                                            Exhibit 11.1


                 JACK CARL/312-FUTURES, INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE
        AS RESTATED FOR THE ONE-FOR-FOUR REVERSE SPLIT OF COMMON STOCK


                                  Three Months Ended     Six Months Ended
                                     December 31,          December 31,
                                 --------------------  -----------------------
                                    1995       1994        1995        1994
                                    ----       ----        ----        ----

ASSUMING FULL DILUTION
----------------------

EARNINGS (LOSS)

Net income (loss)                $(307,600)   $310,300    $(362,300)   $575,100
                                 =========    ========    =========    ========

SHARES

Weighted average
number of common
shares outstanding              33,728,188  33,625,557   33,734,183  27,704,273
                                ==========  ==========   ==========  ==========

Earnings (loss) per
common share
assuming full
dilution:

Net income (loss)                  $  (.01)    $   .01      $  (.01)    $   .02
                                   =======      ======      =======     =======


                                     -28-